UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2006

FINI GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32495	88-0441287
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

8500 Wilshire Blvd., Suite 527, Beverly Hills, CA 92649
(Address of principal executive offices)

Registrant’s telephone number, including area code: (888) 886-7958

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-42(c))

Item 2.01     COMPLETION OF ACQUISITON OR DISPOSITION OF ASSETS

On July 27, 2006, the Company entered into an agreement with Pamela Stewart to rescind the Purchase Agreement, and other collateral agreements, dated February 21, 2006, whereby the Company acquired from Ms. Stewart all of the issued and outstanding capital stock of Segway Financial, Inc., a Newport Beach, California-based mortgage broker. The rescission, which was first disclosed in a Press Release filed with the Securities and Exchange Commission on July 28, 2006 as an exhibit to a Current Report on Form 8-K, resulted from a decision of the Company’s Board of Directors to divest itself of mortgage-related operating entities and joint venture activities and to focus on other arenas within the financial services industry by acquiring FINI Technologies, Inc. and changing its name from TRAC Financial Group, Inc., to FINI Group, Inc. For additional information concerning the rescission of the Segway Financial, Inc. transaction, please refer to the Letter of Agreement dated July 27, 2006, by and between the Company and Pamela Stewart which is attached hereto as Exhibit 99.1

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

a.	Financial Statements.

None

b.	Exhibits.

99.1.	Letter of Agreement dated July 27, 2006, by and between the Company and Pamela Stewart

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:	November 1, 2006

FINI GROUP, INC.

By: /s/ Russell Kidder

Russell Kidder

Secretary

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